UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2008

VIVID LEARNING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116255	42-1623500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5728 Bedford Street Pasco, Washington 99301
(Address of principal executive offices) (Zip code)
(509) 545-1800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

At the Vivid Learning Systems, Inc. Board of Directors meeting held on March 20, 2008, Robert L. Ferguson stepped down as Chairman of the Board; however, he will remain on the Board of Directors. Andrew Thoresen was appointed as the new Chairman of the Board, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.
Date: March 24, 2008	By:	/s/ Robert M. Blodgett
	Name:	Robert M. Blodgett
	Title:	Corporate Secretary/Treasurer